Exhibit 99.2

Broadcast Operations of Schurz Communications, Inc.

Condensed Combined Financial Statements as of September 30, 2015 and December 31, 2014 and for the nine months ended September 30, 2015 and 2014 (Unaudited), and Independent Auditors’ Review Report

BroadcasT Operations of SCHURZ COMMUNICATIONS, INC.

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REVIEW REPORT	1–2

CONDENSED COMBINED FINANCIAL STATEMENTS:

Condensed Combined Balance Sheets (Unaudited)—September 30, 2015 and December 31, 2014	3

Condensed Combined Statements of Income (Loss) (Unaudited)—nine months ended September 30, 2015 and 2014	4

Condensed Combined Statements of Cash Flows (Unaudited)—nine months ended September 30, 2015 and 2014	5

Notes to Condensed Combined Financial Statements (Unaudited)	6–15

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directors and Stockholders of
Schurz Communications, Inc.:

We have reviewed the accompanying condensed combined financial statements of the Broadcast Operations of Schurz Communications, Inc. (the “Company”, “Companies” or “Broadcast”), a group of wholly-owned businesses of Schurz Communications, Inc. (the “Parent” or “Schurz”), which comprise the balance sheet as of September 30, 2015, and the related condensed combined statements of income (loss) and cash flows for the nine-month periods ended September 30, 2015 and 2014 (the “interim financial information”). These Companies are under common ownership.

Management’s Responsibility for the Interim Financial Information

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Opinion

Based on our reviews, we are not aware of any material modifications that should be made to the interim financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Consolidated Balance Sheet as of December 31, 2014

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the combined balance sheet of the Company as of December 31, 2014, and the related combined statements of income, parent’s equity in Broadcast, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion, which included an emphasis of matter paragraph related to the nature of the allocations of income and expenses made from Parent to the Companies, on those audited combined financial statements in our report dated December 21, 2015. In our opinion, the accompanying condensed combined balance sheet of the Company as of December 31, 2014, is consistent, in all material respects, with the audited combined financial statements from which it has been derived.

Emphasis of Matter

As discussed in Note 2 to the condensed combined financial information, the accompanying interim financial statements have been prepared from the separate records maintained by the Parent and may not be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from Schurz Communications, Inc. for items applicable to the Company as a whole. Our opinion is not modified with respect to this matter.

/s/ Deloitte and Touche LLP

Indianapolis, IN
December 23, 2015

BROADCAST OPERATIONS OF SCHURZ COMMUNICATIONS, INC.

CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)
(Amounts in thousands)

	September 30,	December 31,
	2015	2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,247	$1,251
Accounts receivable, less allowance for doubtful accounts of $503 and $635	21,063	20,981
Prepaid expenses and other current assets	3,701	2,498
Current portion of television program rights	3,769	3,278

Total current assets	29,780	28,008

PROPERTY AND EQUIPMENT—Net	105,125	107,129

INTANGIBLE ASSETS—Net	70,027	70,936

GOODWILL	48,635	48,635

DUE FROM PARENT	22,116	10,738

TELEVISION PROGRAM RIGHTS—Less current portion, and other assets	2,627	2,565

TOTAL	$278,310	$268,011

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,845	$2,555
Accrued expenses	9,620	10,601
Unexpired subscriptions and deposits	320	367
Current portion of liabilities under television program rights	3,606	3,183
Current portion of long-term debt	752	750

Total current liabilities	17,143	17,456

LONG-TERM DEBT—Due to Parent	289,932	289,932

LONG-TERM DEBT—Less current portion	5,846	6,409

OTHER LIABILITIES	978	1,001

SUPPLEMENTAL DEFERRED COMPENSATION PLAN	10,701	10,905

OTHER NONQUALIFIED BENEFIT PLANS	3,662	3,533

Total liabilities	328,262	329,236

COMMITMENTS AND CONTINGENCIES (Note 8)

PARENT’S EQUITY IN BROADCAST	(49,952)	(61,225)

TOTAL	$278,310	$268,011

See notes to condensed combined financial statements.

BROADCAST OPERATIONS OF SCHURZ COMMUNICATIONS, INC.

CONDENSED COMBINED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(Amounts in thousands)

	Nine Months Ended
	September 30,
	2015	2014

NET REVENUES	$100,528	$105,842

OPERATING COSTS AND EXPENSES	81,092	77,920

DEPRECIATION	8,798	8,415

AMORTIZATION OF INTANGIBLES	909	673

Total operating expenses	90,799	87,008

OPERATING INCOME	9,729	18,834

OTHER EXPENSE:
Interest expense—on debt due to Parent	10,872	9,528
Interest expense	130	141
Other expense (income)	21	(18)

Total other expense	11,023	9,651

NET INCOME (LOSS)	$(1,294)	$9,183

See notes to condensed combined financial statements.

BROADCAST OPERATIONS OF SCHURZ COMMUNICATIONS, INC.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)

	Nine Months Ended
	September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(1,294)	$9,183
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:	8,122	18,015

Net cash provided by operating activities	6,828	27,198

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,414)	(21,481)
Proceeds from sales of property and equipment	-	938
Payments to Parent—net	(11,378)	(14,117)
Acquisition of business—net of cash acquired	-	(9,880)
Other	(46)	836

Net cash used in investing activities	(18,838)	(43,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on long-term debt due to Parent	-	9,883
Payments on long-term debt	(561)	(559)
Capital investments from Parent—net of distributions	12,567	7,424

Net cash provided by financing activities	12,006	16,748

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(4)	242

CASH AND CASH EQUIVALENTS:
Beginning of year	1,251	1,095

End of year	$1,247	$1,337

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
Interest—on debt due to Parent, net of amounts capitalized	$10,872	$9,528

Interest	$130	$141

Cash income tax refund received	$-	$(24)

Noncash activities for:
Recognition of program rights and related obligations	$4,113	$5,881

Liabilities assumed in purchases of property and equipment	$242	$338

See notes to condensed combined financial statements.

broadcast operations OF schurz communications, inc.

NOTES TO Condensed COmbined FINANCIAL STATEMENTS (Unaudited)

(Dollar amounts in thousands)

1.	Description of Business

The Broadcast Operations of Schurz Communications, Inc. (“Broadcast,” the “Company,” “we,” “us,” and “our”) is a privately owned, multi-state, broadcast communications division of Schurz Communications, Inc. (“Schurz” or the “Parent”), headquartered in Mishawaka, Indiana. Schurz owns and operates television stations in the Wichita, Kansas, Roanoke-Lynchburg, Virginia, Springfield, Missouri, Mishawaka, Indiana, Augusta, Georgia, Anchorage, Alaska and Rapid City, South Dakota markets, along with its radio station operations in the Mishawaka and Lafayette, Indiana markets and Rapid City, South Dakota market in its broadcast communications division.

Schurz also owns and operates other businesses in Publishing and Cable (“Schurz’ Other Businesses”), whose activities are not included in these condensed combined financial statements.

2.	BASIS OF PRESENTATION and SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—In the opinion of management, the accompanying unaudited Condensed Combined Financial Statements and notes have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information and contain all normal recurring adjustments necessary to present fairly our financial position and the results of our operations and our cash flows for the periods presented. Certain information and disclosures normally included in the notes to combined financial statements have been condensed or omitted according to the rules and regulations of the SEC, although we believe that the disclosures are adequate to make the information presented not misleading. The accompanying condensed combined interim financial statements are unaudited and should be read in conjunction with the combined annual financial statements, and the notes thereto, for the year ended December 31, 2014. Because of the seasonal nature of the various business segments, the results of operations for the period ended September 30, 2015 and 2014 are not necessarily indicative of the results of operations to be expected for the full fiscal year.

The Broadcast condensed combined financial statements have been prepared on a stand-alone basis and were derived from Schurz’ consolidated financial statements and accounting records. The condensed combined financial statements include the accounts of Broadcast, and its majority owned, and certain affiliated investee entities combined under Financial Accounting Standards Board (FASB) guidance and regulation S-X of the Securities and Exchange Commission (SEC). The Broadcast financial statements do not include any components of other comprehensive income for the periods ended September 30, 2015 and 2014, and thus condensed combined statements of comprehensive income are not required to be presented. The activities of majority owned and affiliated investee entities are combined as a result of certain loan guaranties (see Note 5) and local marketing and services agreements. Noncontrolling interest is not significant to Broadcast’s condensed combined financial statements. All intercompany accounts and transactions between and among Broadcast entities have been eliminated. Material transactions between Broadcast and the Parent and between Broadcast and Schurz’ Other Businesses (the “Related Party” or “Related Parties”) are reported as Parent and Related Party transactions, respectively. The financial information included herein may not necessarily reflect Broadcast’s financial position, results of operations and cash flows in the future or what Broadcast’s financial position, results of operations and cash flows would have been had Broadcast been operating as a separate stand-alone entity during the period presented.

Schurz on behalf of Broadcast performs certain cash management, treasury and other administrative functions. Such functions include, but are not limited to, accounting, legal, treasury, tax, risk management, digital sales support, IT, human resources, and certain employee benefit related functions. Applicable common expenses incurred by Schurz have been allocated to Broadcast and included in the accompanying financial statements (see Note 3). Management believes the assumptions and methodologies underlying the allocation of these expenses are reasonable. However, they may not be indicative of the actual expense that would have been incurred had Broadcast been operating as a separate stand-alone entity or of the actual expense expected to be incurred in the future.

Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sale of Broadcast Operations—On September 14, 2015, Schurz and Gray Television Group, Inc., a wholly-owned subsidiary of Gray Television Inc. (“Gray”) entered into an asset purchase agreement (the “Agreement”), whereby Schurz together with Broadcast has agreed to sell all of the television and radio stations owned by Schurz for $442.5 million inclusive of working capital (the “Broadcast Sale”). The Agreement contains representations and warranties customary for transactions of this type. Schurz and Broadcast have also agreed to various covenants contained in the Agreement, including, among other things, to continue to operate its business in the ordinary course consistent with past practice, not to take certain actions prior to the closing of the Broadcast Sale without the consent of Gray, and certain non-solicit and non-negotiation covenants. Consummation of the Broadcast Sale is subject to various customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”) and regulatory approval from the Federal Communications Commission (“FCC”). On December 22, 2015, Gray and Schurz reached agreement and entered into a consent decree with the U.S. Department of Justice (“DOJ”) that satisfies the HSR Act. Regulatory approval from the FCC is pending. Closing is currently expected to occur in the first quarter of 2016.

Revenue Recognition—Net Revenues consist of Broadcast advertising and retransmission consent revenues. Broadcast advertising revenue is generated primarily from the sale of radio and television advertising time to local, national and political advertisers. Advertising revenue is recognized upon airing. Accounts receivable are primarily from the sales of advertising in connection with radio and television broadcasting operations. Broadcast does not require collateral for these receivables and records any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between Broadcast and its customers on a net basis. Retransmission consent revenue consists of payments to us from cable, satellite and other multiple video program distribution systems for their retransmission of our broadcast signals. Retransmission consent revenue is recognized as earned over the life of the retransmission consent contract.

Recently Issued Accounting Standards—

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606).The standard provides guidance that outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. In August 2015, the FASB subsequently issued guidance which approved a one year deferral of the guidance for annual reporting periods (including interim reporting periods for the subsequent annual period), beginning after December 15, 2018. Early adoption is permitted as of the original effective date for annual reporting periods (including interim reporting periods for the subsequent annual period) beginning after December 15, 2016. Broadcast is currently evaluating the impact of the adoption of this guidance on the condensed combined financial statements.

In August 2014, the FASB issued ASU2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40), Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The standard provides guidance that addresses management’s responsibility should it become necessary to evaluate whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The guidance further provides that should it become necessary the evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. The guidance is effective for fiscal years ending after December 15, 2016 and for interim periods within those fiscal years, with early adoption permitted. Broadcast does not believe this accounting standard will have an impact on the condensed combined financial statements.

3.	Agreements and Transactions with Related Parties

Shared Services and Corporate Costs—Broadcast benefits from certain governance and corporate functions provided by Parent. Such functions include, but are not limited to, accounting, legal, treasury, tax, risk management, digital sales support, IT, human resources, and certain employee benefit related functions. Broadcast’s combined statement of income includes cost allocations for such services of $6,189 and $5,667 for the nine-months ended September 30, 2015 and 2014, respectively, reported as a component of operating costs and expenses in the combined statements of income (loss).

Cash Management, Financing and Financial Instruments—Parent uses a centralized approach to cash management and financing of operations. Broadcast cash is available for use and “swept” daily by Parent and has been reflected as Due from Parent at September 30, 2015 and December 31, 2014, respectively. Parent also funds Broadcast operating and investing activities as needed. Transfers of cash both to and from Parent reflecting certain intercompany transactions that are of a long-term investment nature and corporate allocation adjustments are recorded as a component of Parent’s equity in Broadcast on the condensed combined balance sheets at September 30, 2015 and December 31, 2014.

Notes Payable to Parent—The Broadcast entities entered into “evergreen” agreements with Parent for financing consisting of secured notes at a floating interest rate with annual payments of interest. Note principal is advanced or paid annually based upon Broadcast’s projected net cash position at December 31. The floating rate is changed annually based upon the twelve-month LIBOR plus 150 to 300 basis points and was 5.0% at September 30, 2015 and December 31, 2014. Debt due to Parent at September 30, 2015 and December 31, 2014 was $289,932.

Contractual Agreements of the Parent—Broadcast benefits from certain contractual agreements of Parent to utilize certain services and assets for Broadcast operations. These services and transactions include:

●	shared service agreements covering accounting, accounts payable processing, payroll processing, human resources, and employee benefits administration, and other administrative services;

●	software licensing, cloud computing, computer and networking maintenance, end user support, and other information technology services;

●	cash concentration and management, financing, merchant services, credit card, and other treasury services;

●	retransmission consent negotiation, network affiliation and programming, and other operational services

The contract pricing associated with these services and assets may not be transferable to another party. The revenues and costs associated with these contractual agreements have been included within the condensed combined financial statements.

Agreements and Transactions with Schurz’ Other Businesses—Certain Broadcast entities have agreements and transactions with Schurz’ Other Businesses in the normal course of business. These transactions do not necessarily represent arm’s length transactions and may not represent all costs if conducted with independent customers or vendors. The total revenues and costs related to these transactions are not significant to Broadcast’s condensed combined financial statements.

4.	GOODWILL AND OTHER INTANGIBLE ASSETS

A summary of the changes in goodwill and other intangible assets, on a net basis, for the nine-month period ended September 30, 2015 is as follows:

	Net Balance				Net Balance
	at	Acquisitions			at
	December 31,	and			September 30,
	2014	Adjustments	Disposals	Amortization	2015
Goodwill	$48,635	$-	$-	$-	$48,635

Intangible assets:
FCC licenses	$57,753	$-	$-	$-	$57,753
Other indefinite lived intangibles assets	144	-	-	-	144
Network affiliations agreements	9,712	-	-	(356)	9,356
Other definite lived intangible assets	3,327	-	-	(553)	2,774

Total intangible assets	$70,936	$-	$-	$(909)	$70,027

A summary of the changes in goodwill and other intangible assets, on a net basis, for the year ended December 31, 2014 is as follows:

	Net Balance				Net Balance
	at	Acquisitions			at
	December 31,	and			December 31,
	2013	Adjustments	Disposals	Amortization	2014
Goodwill	$47,760	$1,261	$(386)	$-	$48,635

Intangible assets:
FCC licenses	$57,537	$473	$(257)	$-	$57,753
Other indefinite lived intangibles assets	142	2	-	-	144
Network affiliations agreements	8,909	1,416	-	(613)	9,712
Other definite lived intangible assets	1,599	2,117	(25)	(364)	3,327

Total intangible assets	$68,187	$4,008	$(282)	$(977)	$70,936

The gross carrying amount and accumulated amortization of Broadcast’s intangible assets as of September 30, 2015 and December 31, 2014 were as follows:

	As of September 30, 2015			As of December 31, 2014
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
Amortized intangible assets:
Network affiliation agreements	$13,309	$(3,953)	$9,356	$13,309	$(3,597)	$9,712
Other acquired contracts	8,328	(6,054)	2,274	8,328	(5,519)	2,809
Advertising and subscriber base and lists	996	(496)	500	996	(478)	518

Total amortized intangible assets	$22,633	$(10,503)	$12,130	$22,633	$(9,594)	$13,039

Indefinite-lived intangible assets:
FCC Licenses			$57,753			$57,753
Other intangible assets			144			144

Total indefinite-lived intangible assets			$57,897			$57,897

Total intangible assets—net of accumulated amortization			$70,027			$70,936

Amortization expense for the nine-month periods ended September 30, 2015 and 2014 was $909 and $673, respectively. Estimated amortization expense for the next five years ending December 31 will be as follows:

Years Ending
December 31

2016	$1,177
2017	959
2018	804
2019	765
2020	729

5.	DEBT

Debt at September 30, 2015 and December 31, 2014, consisted of the following:

	September 30,	December 31,
	2015	2014

Perkin note (variable rate)	$4,673	$5,172
Summit note (3.75% fixed rate)	1,925	1,987

Long-term debt	6,598	7,159

Less current portion of long-term debt	(752)	(750)

Long-term debt—less current portion	$5,846	$6,409

On August 1, 2012, Perkin Media, LLC (“Perkin”) entered into an agreement for a $6,783 unsecured note at a floating interest rate with monthly installment payments of interest and principal due beginning on September 1, 2012, and the remaining principal balance due August 1, 2017. The floating rate is based upon the one-month LIBOR plus 175 basis points and was 2.068% and 1.938% at September 30, 2015 and December 31, 2014, respectively. Schurz on behalf of Broadcast signed a guaranty agreement with the bank for Perkin’s debt and has recorded the note in Broadcast’s condensed combined financial statements.

On March 29, 2012, Summit Radio II, LLC (“Summit”), entered into an agreement for a $2,200 unsecured note at a fixed interest rate of 3.75%, with monthly installment payments of interest and principal due beginning on April 29, 2012, and the remaining principal balance due March 29, 2017. Schurz on behalf of Broadcast signed a guaranty agreement with the bank for Summit’s debt and has recorded the note in Broadcast’s condensed combined financial statements.

Contractual maturities of debt for each of the next five years are as follows:

Years Ending
December 31

2016	$753
2017	5,656

Total	$6,409

6.	BENEFIT PLANS

Broadcast employees participate in funded and unfunded defined benefit pension plans and other postretirement benefit plan sponsored by the Parent, which include participants from Schurz’ Other Businesses. Broadcast’s obligations for participation in these plans are excluded from the Broadcast Sale and will be retained by Parent. The income (expense) recorded by Broadcast for each multiemployer benefit plan was as follows:

	Nine Months Ended
	September 30,
	2015	2014

Retirement benefit plan income	$7	$235
Nonqualified supplemental retirement benefit plan expense	(277)	(243)
Postretirement healthcare benefits income	181	188

Total income (expense) of benefit plans	$(89)	$180

Defined Contribution Plan—Broadcast participates in a defined contribution plan sponsored by the Parent, which includes participants from Schurz’ Other Businesses. Total expense for Broadcast contributions under the 401(k) retirement plan was $980 and $879 for the nine-month periods ended September 30, 2015 and 2014, respectively.

Nonqualified Supplemental Deferred Compensation Plan—Broadcast participates in a nonqualified defined contribution plan sponsored by the Parent, which includes participants from Schurz’ Other Businesses. There are no employer matching contributions for the Supplemental Deferred Compensation Plan during the nine-month periods ended September 30, 2015 and 2014. The total liability for Broadcast was $10,701 and $10,905 at September 30, 2015 and December 31, 2014, respectively. The related plan (income) expense reported as a component of operating costs and expenses in the condensed combined statements of income was $(498) and $237 for the periods ended September 30, 2015 and 2014, respectively.

7.	other benefit PLANS

Nonqualified Benefit Plan—Broadcast participates in a nonqualified stock unit benefit plan sponsored by the Parent, which includes participants from Schurz’ Other Businesses. The Key Employee Stock Unit Plan (the “KEYSUP”) is a liability plan, which grants “stock units” to certain key employees.

The total liability for Broadcast was $3,662 and $3,553 at September 30, 2015 and December 31, 2014, respectively. Broadcast recognized expense relative to Broadcast’s actual employee participants or Parent’s allocated employee participants under the KEYSUP for the nine-month periods ended September 30, 2015 and 2014 of $129 and $148, respectively.

Key Employee Cash Bonus Plan—Broadcast participates in a nonqualified cash bonus benefit plan sponsored by the Parent, which includes participants from Schurz’ Other Businesses. Broadcast recognized compensation expense relative to Broadcast’s actual employee participants and a calculation of Parent’s allocated employee participants under the Cash Bonus Plan of $168 and $154 for the nine-month periods ended September 30, 2015 and 2014, respectively.

8.	COMMITMENTS AND CONTINGENCIES

Litigation—Broadcast is involved with various legal actions arising in the ordinary course of its activities. Where applicable, a loss has been accrued for those cases where the potential liability is estimable and probable. It is the opinion of management that the ultimate liability, if any, with respect to these matters will not materially affect the financial position of Broadcast.

Divestiture Commitments—On September 14, 2015, we announced the Broadcast Sale that we anticipate completing in the first quarter of 2016. In the event we do not consummate the Broadcast Sale as a result of certain breaches by us of the terms of the Agreement, we may be required to pay Gray a termination fee as defined in the Agreement.

Contractual Commitments for Television Program Rights—Broadcast enters into commitments for television program rights which are not currently available for broadcast and, therefore, are excluded from the condensed combined financial statements. These commitments aggregated $7,993 and $7,074 at September 30, 2015 and December 31, 2014, respectively. Payments generally commence when the programs become available for broadcast.

Leases—Broadcast leases certain equipment and real estate under operating leases with various terms. Total rental expense was $746 and $1,189 for cancelable and noncancelable operating leases for the nine month periods ended September 30, 2015 and 2014, respectively.

As of September 30, 2015, future minimum annual lease payments under noncancelable operating leases are payable for each of the next five years ending December 31:

2016	$750
2017	685
2018	512
2019	488
2020	466
Thereafter	1,732

Total	$4,633

9.	Acquisitions

KOTA Television Station Group—On April 28, 2014, Rushmore Media Company, Inc. (“RMC”) on behalf of Schurz purchased substantially all the assets of a television station group and related activities located in Rapid City, South Dakota, to expand and grow Broadcast. Broadcast acquired all the television assets and operations of KOTA-TV and its three satellite television stations (KDUH-TV, Scottsbluff, NE; KHSD-TV, Lead-Deadwood, SD; and KSGW-TV, Sheridan, WY). The acquired assets are accounted for under the purchase method pursuant to FASB guidance and the results of operations of the acquired business are included in Broadcast’s condensed combined financial statements from the date of acquisition. The total purchase price of $9,880 has been allocated to the acquired company’s tangible and intangible assets and liabilities based upon the fair values as of the date of acquisition. The purchase price was allocated as follows:

Cash and cash equivalents	$-
Current assets	52
Property, plant, and equipment	4,791
Network affiliation agreement and other amortizing intangibles	3,473
FCC license and other indefinite lived intangibles	475
Goodwill	1,261
Current liabilities	(172)

Total purchase price	$9,880

Before acquiring the KOTA television station group, RMC owned seven FCC licenses and operated six radio stations as a station group in the Rapid City market. Due to FCC regulations limiting radio and television cross ownership, FCC approval of the television station acquisition required subsequent divestiture of two of RMC’s radio FCC licenses.

On June 30, 2014, RMC divested of two radio FCC licenses (KBHB(AM), Sturgis, SD; and KKLS(AM), Rapid City, SD) and related assets. The assets were sold for $650 and had a net carrying value of $938. Net loss recognized on this sale of $288 was reported as a component of operating costs and expenses in the condensed combined statements of income (loss).

10.	SUBSEQUENT EVENTS

Management has evaluated the impact of subsequent events through December 23, 2015, the date the interim financial information was issued, and concluded that no material subsequent events, other than the expected sale of Broadcast operations discussed in Note 2, or those listed below, affecting Broadcast’s condensed combined balance sheet and the related condensed combined statements of income (loss) and cash flows and the related notes to the condensed combined financial statements have occurred.

WDBJ Incident—On August 26, 2015, two Broadcast employees of WDBJ Television, Inc. (“WDBJ”) were fatally shot while conducting a live remote news interview. In addition, the person being interviewed was substantially injured. The alleged gunman was identified as a former WDBJ employee and pursued by the authorities. He died from a self-inflicted gunshot wound later that day.

Neither Schurz nor Broadcast Operations have received any claim notices with respect to this incident. While management cannot predict the potential for future litigation or other outcomes related to this incident, no material adverse effect on the financial condition of Broadcast Operations is expected as a result of this incident.

WAGT—Schurz and WAGT Television, Inc. (“WAGT”) received a letter from Media General Operations, Inc. (“MGO”) alleging that SCI and WAGT breached a certain Joint Sales Agreement and Shared Services Agreement (together the “WAGT Agreements”) by failing to give MGO proper notice of the potential sale of WAGT’s assets to Gray and by attempting to assign the WAGT Agreements to Gray. SCI and WAGT dispute the allegations. Schurz and WAGT understand that MGO and Gray are discussing MGO’s claim. Management cannot predict the potential outcome of this matter, including whether any lawsuit may be filed.

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